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                                                                    EXHIBIT 23.4



CONSENT OF DIRECTOR NOMINEE



                          ODYSSEY COMMUNICATIONS, INC.



    I hereby consent to be named in the Registration Statement on Form S-1 of Odyssey Communications, Inc. relating to the proposed initial public offering of shares of its Class A Common Stock, including in any supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.



                                          By: /s/ Leonard White
                                             Leonard White



New York, New York
October 30, 1997